Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
UBS PACE Intermediate Fixed Income Investments   (UBS-PACE)
Transamerica Partners Balanced Portfolio  (TRANS-CORE)
BlackRock Balanced Capital VI Fund (FI)   (BVI_F)
BlackRock Total Return Portfolio (Ins - Series)   (BVA-TR)
BlackRock Balanced Capital Portfolio (FI) (Ins - Series) (BCS_F)
Transamerica Partners Core Bond   (DIA-CORE)
BlackRock Strategic Income Opportunities Portfolio   (BR-SIP)
Metropolitan Series BlackRock Bond Income Portfolio   (MET-BI)
Multimanager Core Bond Portfolio   (AXA-VIP)
BlackRock Core Bond Portfolio   (BR-CORE)
Transamerica Multi-Managed Balanced Portfolio  (TA-CORE)
Bond Index Master Portfolio  (MIP_AGG)
iShares Barclays Credit Bond Fund (ISHCRED) iShares 10+Yr US Credit Bond Fund (ISHLCRD)
Transamerica Multi-Managed Balanced Portfolio VP (TAP-CORE) BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) AZL Enhanced Bond Index Fund (AZ-CORE)
Metropolitan Series BlackRock Diversified Portfolio (Core PLUS
Bond)  (METD_B)
BlackRock Bond Allocation Target Shares: Series C Portfolio (BATSC) iShares iBoxx $ Investment Grade Corporate Bond Fund
(ISHINTOP)
Master Total Return Portfolio of Master Bond LLC (MF-BOND) iShares Core Total U.S. Bond Market ETF (ISHAGG)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
01-08-2013

Security Type:
BND/CORP

Issuer
Comcast Corporation.  (2033)

Selling Underwriter
Goldman, Sachs & Co.

Affiliated Underwriter(s)
[x] PNC
[ ] Other:  PNC, UBS Securities LLC for UBS-PACE

List of Underwriter(s)
Barclays Capital Inc., Goldman, Sachs & Co.,
RBS Securities Inc., Deutsche Bank Securities
Inc., UBS Securities LLC, BNP Paribas
Securities Corp., Citigroup Global Markets
Inc., Credit Suisse Securities (USA) LLC,
J.P. Morgan Securities LLC, Lloyds Securities
Inc., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Mizuho Securities USA Inc.,
Morgan Stanley & Co. LLC, RBC Capital
Markets, LLC, SMBC Nikko Capital Markets
Limited, SunTrust Robinson Humphrey, Inc.,
Wells Fargo Securities, LLC, Santander
Investment Securities Inc., U.S. Bancorp
Investments, Inc., Allen & Company LLC,
Gleacher & Company Securities, Inc., DNB
Markets, Inc., PNC Capital Markets LLC, TD
Securities (USA) LLC, Loop Capital Markets
LLC, The Williams Capital Group, L.P.,
Lebenthal & Co., LLC, Samuel A. Ramirez &
Company, Inc., Drexel Hamilton, LLC, MFR
Securities, Inc., Mischler Financial Group,
Inc.

Transaction Details

Date of Purchase
01-08-2013

Purchase
Price/Share
(per share / % of par)
$99.161

Total Commission, Spread or Profit
0.650%

1.	Aggregate Principal Amount Purchased (a+b)
$113,555,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$31,331,000

b. Other BlackRock Clients
$82,224,000

2.	Aggregate Principal Amount of Offering
$1,700,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.06679


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types
(see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:
01-11-2013
Global Syndicate Team Member




Approved by:
Odette Rajwan
Date:
01-11-2013
Global Syndicate Team Member